Exhibit 99.1

FOR IMMEDIATE RELEASE

August 10, 2020

S&P Global Announces Tender Offer for Any and All of Its Outstanding

4.400% Senior Notes Due 2026, 6.550% Senior Notes Due 2037 and 4.500% Senior Notes due 2048

NEW YORK – S&P Global (NYSE: SPGI) (the “Company”) announced today that it has commenced a cash tender offer for any and all of its outstanding 4.400% Senior Notes due 2026 (the “2026 Notes”), its 6.550% Senior Notes due 2037 (the “2037 Notes”) and its 4.500% Senior Notes due 2048 (the “2048 Notes” and together with the 2026 Notes and 2037 Notes, the “Notes”), on the terms and subject to the conditions set forth in the Offer to Purchase, dated the date hereof (the “Offer to Purchase”) and the related Notice of Guaranteed Delivery attached to the Offer to Purchase (the “Notice of Guaranteed Delivery”). The Notes are guaranteed by the Company’s subsidiary, Standard & Poor’s Financial Services LLC. The tender offer is referred to as the “Offer.” The Offer to Purchase and the Notice of Guaranteed Delivery are referred to together as the “Offer Documents.”

Certain information regarding the Notes and the pricing for the Offer is set forth in the table below.

Title of Security	CUSIP Numbers / ISIN	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread
4.400% Senior Notes due 2026*	78409VAK0, 78409VAG9, U75091AD7 / USU75091AD75	$900,000,000	1.625% U.S. Treasury Notes due February 15, 2026	PX6	35 bps
6.550% Senior Notes due 2037	78409VAB0 / –	$297,021,000	2.000% U.S. Treasury Notes due February 15, 2050	PX1	105 bps
4.500% Senior Notes due 2048**	78409VAN4 / –	$500,000,000	2.000% U.S. Treasury Notes due February 15, 2050	PX1	95 bps

*

The regularly scheduled interest payment due with respect to the 2026 Notes on August 15, 2020 will be paid on August 17, 2020 (as August 15, 2020 is a Saturday) to record holders of the 2026 Notes as of August 1, 2020. As a result, the accrued and unpaid interest payable on the 2026 Notes accepted for purchase will only include accrued and unpaid interest for the period from August 15, 2020 to, but not including, the Settlement Date (as defined in the Offer to Purchase).

**

Denotes a series of Notes for which the calculation of the applicable Tender Offer Consideration may be performed using the value of such Notes as determined at the Price Determination Date as if the principal amount of such Notes had been due on the applicable par call date.

Holders must validly tender (and not validly withdraw) their Notes, or deliver a properly completed and duly executed Notice of Guaranteed Delivery for their Notes, at or before the Expiration Time (as defined below) in order to be eligible to receive the applicable Tender Offer Consideration (as defined below). In addition, holders whose Notes are purchased in the Offer will receive accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date (as defined in the Offer to Purchase) for the applicable Notes. The Company expects the Settlement Date to occur on August 17, 2020. Notes tendered by Notice of Guaranteed Delivery and accepted for purchase will be purchased on the third business day after the Expiration Time, but payment of accrued interest on such Notes will only be made to, but not including, the Settlement Date.

The Offer will expire at 5:00 p.m., New York City time, on August 14, 2020 (such time and date, as it may be extended, the “Expiration Time”), unless extended or earlier terminated by the Company. Tendered Notes may be withdrawn at any time at or before the Expiration Time by following the procedures described in the Offer to Purchase.

The Company’s obligation to accept for purchase and to pay for Notes validly tendered and not validly withdrawn pursuant to the Offer is subject to the satisfaction or waiver, in the Company’s discretion, of certain conditions, which are more fully described in the Offer to Purchase, including, among others, the Company’s successful completion of an offering of its new senior notes separately announced today. The complete terms and conditions of the Offer are set forth in the Offer Documents. Holders of the Notes are urged to read the Offer Documents carefully.

The applicable “Tender Offer Consideration” for each $1,000 principal amount of Notes validly tendered and not validly withdrawn and accepted for purchase pursuant to the Offer will be determined in the manner described in the Offer Documents by reference to the applicable fixed spread for such Notes specified in the table above plus the yield based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the table above at 2:00 p.m., New York City time, on August 14, 2020, unless extended.

To the extent that all of the outstanding 2026 Notes are not tendered and purchased in the Offer, the Company may, but is not obligated to, use a portion of any remaining net proceeds from the offering of new senior notes to redeem all or a portion of the remaining 2026 Notes.

The Company has retained D.F. King & Co., Inc. (“D.F. King”) as the tender agent and information agent for the Offer. The Company has retained Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC as dealer managers for the Offer.

Holders who would like additional copies of the Offer Documents may call or email the information agent, D.F. King at (800) 317-8033 or spgi@dfking.com. Copies of the Offer to Purchase and the Notice of Guaranteed Delivery are also available at the following website: www.dfking.com/spgi. Questions regarding the terms of the Offer should be directed to Goldman Sachs & Co. LLC at 200 West Street, New York, NY 10282, telephone (800) 828-3182 (toll-free), (212) 902-6351 (collect), Attn: Liability Management or Morgan Stanley & Co. LLC at 1585 Broadway, 4th Floor, New York, NY 10036, telephone: 212-761-1057 or fax: 212-507-8999, Attn: Investment Banking Division.

This press release shall not constitute an offer to buy or a solicitation of an offer to sell any Notes. The Offer is being made solely pursuant to the Offer Documents. The Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Company by Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Forward-Looking Statements: This press release contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this press release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would.” For example, management may use forward-looking statements when addressing topics such as the timing for completion of the Offer, including the acceptance for purchase of any Notes validly tendered, and the expected Expiration Time and Settlement Date. The Company cannot give assurance that such statements will prove correct.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things, risks and uncertainties related to market conditions, the risks and uncertainties described in the Offer Documents and in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in any subsequent document it files with the SEC. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law.

About S&P Global

S&P Global is the world’s foremost provider of credit ratings, benchmarks and analytics in the global capital and commodity markets, offering ESG solutions, deep data and insights on critical business factors. We’ve been providing essential intelligence that unlocks opportunity, fosters growth, and accelerates progress for more than 160 years. Our divisions include S&P Global Ratings, S&P Global Market Intelligence, S&P Dow Jones Indices, and S&P Global Platts.

Contact:

Investor Relations:

Chip Merritt

Senior Vice President, Investor Relations

(212) 438-4321 (office)

chip.merritt@spglobal.com

News Media:

David Guarino

Chief Communications Officer

(212) 438-1471 (office)

dave.guarino@spglobal.com

SOURCE S&P Global